UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

_________________

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15235	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8911 Balboa Avenue, Suite B, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 503-7810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, James DeBello, president, chief executive officer and a director of the of the Company, and John Thornton, the chairman of the board of directors, informed Michael Bealmear, a member of the board of directors of the Company, that the board had determined that he would not be one of the board's nominees at the upcoming annual meeting of stockholders.  The board instead nominated a candidate with extensive banking and payments industry expertise, based on his wealth of business and strategic experience in the very sectors of the markets which are the focus of the Company and its marketing efforts.  The nominee is an experienced and well regarded independent director, currently serving in such capacities for five public companies, current Chairman of a prominent bank, and former CEO of a prominent credit card payments company.

On January 21, 2011 Mr. DeBello corresponded with Mr. Bealmear, regarding the board of director's determination to nominate a new director, and thanking Mr. Bealmear for his service.

On January 26, 2011, Mr. Bealmear, through his personal counsel, corresponded with the Company's counsel enclosing a draft of a letter that Mr. Bealmear was considering sending to Messrs. DeBello and Thornton.  Mr. Bealmear's counsel requested that the Company contact him by February 2, 2011, if the Company wanted to discuss the letter.  The Company's board of directors determined not to reconsider their decision regarding Mr. Bealmear's nomination, and determined not to negotiate any separation agreement with Mr. Bealmear.

In a letter dated February 7, 2011, Mr. Bealmear notified Mr. DeBello and Mr. Thornton, of his resignation as a director effective as of the close of business on February 18, 2011.  In addition to his position as a director of the Company, Mr. Bealmear is currently a member of the Company's audit committee and compensation committee of the board of directors.

In his letter, Mr. Bealmear states that he is resigning as a director because he disagrees with the Company's decision not to nominate him as a candidate for director at the annual meeting of Company shareholders which is set for 9:00 a.m. on February 23, 2011.  Mr. Bealmear asserts that (i) the Company's decision not to nominate him as a candidate for director was an act of retaliation for his opposition to a stock option award that was approved by the other members of the Compensation Committee and issued to Mr. DeBello in November 2010, (ii) that he did not receive notice of the meeting at which the compensation committee approved the option grant, and (iii) the board lacks sufficient independence.

The Company strongly disagrees with each of Mr. Bealmear’s assertions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Letter from the registrant to Michael Bealmear dated January 21, 2011.
99.2	Email from counsel to Michael Bealmear to the registrant's counsel dated January 26, 2011
99.3	Letter from Michael Bealmear to James DeBello and John Thornton dated February 7, 2011.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: February 11, 2011		MITEK SYSTEMS, INC.

	By:	/s/ James B. DeBello
James B. DeBello President and Chief Executive Officer